Exhibit 99.2

Ozop Energy Solutions, Inc, Engaged in Multi-Million Dollar Lighting Controls Project at International Bank’s NYC Location

Warwick, NY, October 24, 2023 (GLOBE NEWSWIRE) — Ozop Energy Solutions, Inc. (OZSC or the “Company”), a distinguished player in the renewable energy and technology sectors, announces that its wholly owned subsidiary, Ozop Engineering and Design, Inc. is in the critical phase of commissioning a vast five-floor lighting controls project at a renowned international bank’s New York City location. Our involvement in this multi-million-dollar project exemplifies the customer’s confidence in the Company’s delivery of innovative, cost-effective solutions in the rapidly evolving energy landscape, with Ozop being entrusted with the crucial programming portion of the endeavor.

The project encompasses the deployment and programming of a state-of-the-art Power Over Ethernet (PoE) based lighting system, a hallmark of modern, energy-efficient, and smart technology applications in large commercial spaces. By embracing the nexus of energy and information technologies, this venture exemplifies the forward-thinking ethos of Ozop Energy Solutions, Inc., matching consumer needs and further consolidating its foothold in the competitive market.

Brian Conway, CEO of Ozop Energy Solutions, Inc., commented on the project: “We are proud to play a pivotal role in this significant project, which includes approximately $8 million dollars of high-end lighting and controls. Our involvement in the deployment and programming of sophisticated PoE based system, including the complicated integration to the building’s management system. For Ozop’ s engineering division, to be entrusted by such a reputable financial institution not only highlights our technical prowess, but also mirrors our commitment to fostering sustainable, smart energy solutions.”

With this venture, Ozop Energy Solutions, Inc., continues to illuminate a trail in the energy sector, demonstrating its capabilities in marrying innovative technology with practical applications to meet the unique demands of modern infrastructures, including meeting and compliance with the 2020 New York City Energy Conservation Code.

About Ozop Energy Solutions, Inc.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design, Inc.

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a resolute design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is recognized for our deep understanding of power management systems and ability to provide the right solution for each facility

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www.ozopengineering.com

About Ozop Capital Partners, Inc.

Ozop Capital Partners Inc. is a majority owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is a licensed reinsurance company that will market and distribute a vehicle service contract for the electric vehicle market, focusing on battery replacement, repair, and roadside assistance products.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com